UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 20, 2024
Date of Report (date of earliest event reported)
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NewLake Capital Partners, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	000-56327 (Commission File Number)	83-4400045 (I.R.S. Employer Identification Number)
50 Locust Avenue, First Floor New Canaan, CT 06840
(Address of principal executive offices and zip code)
(203) 594-1402
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter)
  Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On November 20, 2024, NewLake Capital Partners, Inc., a Maryland corporation (the “Company”), entered into an Equity Distribution Agreement (the “Lucid Equity Distribution Agreement”) by and among (i) the Company, (ii) NLCP Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”) and (iii) Lucid Capital Markets, LLC (“Lucid”). Under the terms of the Lucid Equity Distribution Agreement, the Company may offer and sell shares of common stock, having an aggregate offering price of up to $50,000,000 (the “Shares”) from time to time through Lucid. The Lucid Equity Distribution Agreement has substantially similar terms and conditions as the Equity Distribution Agreement the Company and the Operating Partnership entered into with Compass Point Research & Trading, LLC on June 10, 2024.

Pursuant to the Lucid Equity Distribution Agreement, the Shares may be offered and sold through Lucid in transactions deemed to be “at-the-market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Under the Lucid Equity Distribution Agreement, Lucid (at the Company’s election) will use commercially reasonable efforts consistent with its normal sales and trading practices to sell the Shares as directed by the Company. Under the Lucid Equity Distribution Agreement, the Company will pay Lucid a commission that will be 2% of the gross sales price per share of Shares sold through it. The Lucid Equity Distribution Agreement contains customary representations, warranties and agreements of the Company and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

Shares sold under the Lucid Equity Distribution Agreement, if any, will be issued pursuant to the Company’s registration statement on Form S-3 (No. 333-267894), and a related prospectus, filed with the Securities and Exchange Commission (the “SEC”) on October 14, 2022, as supplemented by the prospectus supplements, filed with the SEC on June 10, 2024 and November 20, 2024, as the same may be amended or supplemented, under the Securities Act.

A copy of the Lucid Equity Distribution Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Lucid Equity Distribution Agreement.

Item 8.01 - Other Events

On November 20, 2024, the Company’s board of directors authorized extending the duration of the Company’s existing share repurchase program to conclude on December 31, 2026. Purchases made pursuant to the share repurchase program will be made in the open market, in privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b-18 of the Securities and Exchange Act of 1934, as amended. The authorization of the share repurchase program does not obligate the Company to acquire any particular amount of common stock. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The share repurchase program may be suspended or discontinued by the Company at any time and without prior notice.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated November 20, 2024, by and among the Company, NLCP Operating Partnership LP and Lucid Capital Markets, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 20th day of November, 2024.

NewLake Capital Partners, Inc

By:	/s/ Lisa Meyer
Name:	Lisa Meyer
Title:	Chief Financial Officer, Treasurer and Secretary